                                                                   EXHIBIT 10.32



                              AMENDED AND RESTATED
                        EMPLOYMENT AGREEMENT AND RELEASE



     This Amended and Restated Employment Agreement and Release (the "Agreement") is made as of the 31st day of December, 2001 between RSA Security Inc., a Delaware corporation (the "COMPANY"), and Thomas Schuster, an employee of the Company (the "EMPLOYEE").

                                    RECITALS

     The Company currently employs the Employee under the terms of an Employment Agreement dated as of April 1, 2000 (the "ORIGINAL AGREEMENT"). The Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company until the conclusion of the Employment Period (as defined below). The parties desire to amend and restate the Original Agreement.

                                   WITNESSETH

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree that the Original Agreement is hereby amended and restated as follows:

1. EMPLOYMENT. The Company hereby agrees to continue to employ the Employee, and the Employee hereby accepts continued employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending January 31, 2003 (the "EMPLOYMENT PERIOD"), unless sooner terminated in accordance with the provisions of Section 4.

2. TITLE; CAPACITY. During the Employment Period, the Employee shall serve as Senior Vice President, Emerging Market Development, and shall have a principal place of business at the Company headquarters located at Bedford, Massachusetts. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the CEO of the Company. Effective January 1, 2002, the Employee shall no longer be a "Section 16" officer of the Company. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the CEO or the Board shall from time to time reasonably assign to him. The Employee agrees to devote: (i) the Employee's entire business time, attention and energies to the business and interests of the Company in January 2002, and (ii) thereafter, for the duration of the Employment

Period, not more than one day per week to the business and interests of the Company. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

3.   COMPENSATION AND BENEFITS.

     (a) SALARY. During the Employment Period, the Company shall pay the Employee, in semi-monthly installments, an annual salary of $216,000. The Employee's salary shall be increased by any salary restoration provided by the Company to other senior officers of the Company during the Employment Period.

     (b) BENEFITS. During the Employment Period, the Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to, health, dental, disability and life insurance. However, the Employee shall not be entitled to receive any additional options to purchase the Company's stock during the Employment Period, except that the Company shall grant to the Employee those replacement options to which he may be entitled pursuant to the terms of the Offer to Exchange Outstanding Options Held by Employees of RSA Security Inc. dated November 15, 2001.

     (c) BONUS. The Employee shall not be entitled to receive any incentive payment or other bonus during the Employment Period.

     (d) OTHER BENEFITS. During the Employment Period, the Employee shall be entitled to a monthly car allowance of $525 and up to $3,000 for the expenses of personal financial planning during the Employment Period. In addition, the Company shall continue to contribute to the Employee's current pension at an amount equal to $4,200 per month. The pension amount shall be paid in monthly installments to Employee's designated accounts.

     (e) NO OTHER AMOUNTS DUE. The Employee acknowledges that he is not entitled to any other amounts, including but not limited to severance payments from the Company, which might otherwise be payable upon conclusion of the Employment Period, other than legitimate expenses incurred by the Employee in connection with Employee's performance of his duties.

4.   EMPLOYMENT TERMINATION DURING THE EMPLOYMENT PERIOD.

     (a) During the Employment Period, the employment of the Employee by the Company pursuant to this Agreement shall terminate only upon the occurrence of any of the following:

          (i) at the election of the Company for "Cause" (as defined below), in accordance with the terms of Paragraph 4(c) below;

          (ii) upon the death or disability of the Employee;

          (iii) at the election of the Employee, upon thirty (30) days' prior written notice of termination; or

          (iv) at the election of the Company, upon thirty (30) days' prior written notice of termination.

     (b) DEFINITION OF "CAUSE." For purposes of this Agreement, "CAUSE" for termination shall be deemed to exist upon:

          (i) a good faith finding by the Company of the failure of the Employee to perform his assigned duties for the Company, in accordance with the process set forth in Paragraph 4(c) below; or

          (ii) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any felony involving dishonesty or moral turpitude; or

          (iii) any material breach by the Employee of the terms of this Agreement or of any written agreement between the Employee and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation.

     (c) DEFINITION OF "DISABILITY." For purposes of this Agreement, "DISABILITY" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

5.   TERMINATION DURING THE EMPLOYMENT PERIOD.

     (a) TERMINATION FOR CAUSE. If the Employee's employment with the Company is terminated during the Employment Period for Cause, as set forth in Paragraph 4 above, the Company shall pay to the Employee the compensation and benefits that would otherwise be payable to the Employee through the last day of his actual employment by the Company.

     (b) VOLUNTARY TERMINATION; DEATH OR DISABILITY; TERMINATION WITHOUT CAUSE. If the Employee's employment with the Company is terminated during the Employment Period: (i) voluntarily by the Employee, (ii) by reason of the Employee's death or disability, or (iii) without Cause, the Company shall have the following obligations:

          (A) AMOUNTS DUE THROUGH LAST DAY OF EMPLOYMENT. If not previously paid, the Company shall pay to the Employee the compensation and benefits that would otherwise be payable to the Employee through the last day of his actual employment by the Company.

          (B) COMPENSATION FOR REMAINDER OF EMPLOYMENT PERIOD. The Company shall pay to the Employee, an amount equal to the pro rata portion of the Employee's annual base salary for the remainder of the Employment Period, such amount to be paid in equal installments in accordance with the Company's normal payroll practices over the remainder of the Employment Period.

          (C) BENEFITS FOR REMAINDER OF EMPLOYMENT PERIOD. (1) In the event that the Employee's employment is terminated prior to the end of the Employment Period voluntarily by the Employee, the Company shall have no obligation to provide any benefits after the last day of Employee's actual employment by the Company.

               (2) In the event that the Employee's employment is terminated prior to the end of the Employment Period, (1) without Cause, or (2) by reason of the Employee's death or disability, the Company shall provide the Employee with medical and dental insurance benefits identical or substantially similar to those which the Employee was receiving immediately prior to the last day of the Employee's actual employment by the Company for the remainder of the Employment Period.

               (3) On the date following termination of the Company's obligation to provide the Employee with benefits as described in the preceding paragraphs, the Employee shall be eligible to commence benefit coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended.

6.  RELEASE.

     (a) In exchange for the Company entering into this Agreement and granting the Employee the consideration described herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Employee and his representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, discharge, indemnify and hold harmless the Releasees (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, which arise out of his employment with, change in employment status with, and/or separation of employment from, the Company.

     (b) This release is intended by the Employee to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that the Employee may have or have had against the Releasee, including, but not limited to, any claims arising from any federal or state law or regulation dealing with either employment, employment benefits or employment discrimination such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sexual harassment, sexual orientation, national origin, ancestry, handicap or disability, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory and/or common law claim.

     (c)  Notwithstanding anything to the contrary set forth above in this
Section 6, the above release will not preclude the Employee from taking action to enforce his rights under this Agreement.

7.   ACCORD AND SATISFACTION.

The amounts set forth above in Section 3, if paid as scheduled herein, shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Releasee to the Employee, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, stock and stock options, commissions, severance pay, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums.

8. WAIVER OF RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION AND EMPLOYMENT ACT OF 1967:

Since the Employee is 40 years of age or older, the Company has informed the Employee that he has or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Workers Benefit Protection Act ("OWBPA") and the Employee agrees that:

     (a) In consideration for the amounts and benefits described in Section 3 of this Agreement, which the Employee is not otherwise entitled to receive, the Employee specifically and voluntarily waives such rights and/or claims under the ADEA which Employee might have against the Releasees to the extent such rights and/or claims arose prior to the date this Agreement was executed;

     (b) the Employee understands that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by the Employee;

     (c) the Employee is advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of Employees' choice or any other person of Employee's choosing prior to executing this Agreement;

     (d) the Employee acknowledges that the Employee was informed, and is herein informed, and understands that the Employee has twenty-one (21) days within which to consider this Agreement;

     (e) the Employee has carefully read and fully understand all of the provisions of this Agreement, and the Employee knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

     (f) in entering into this Agreement the Employee is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document;

     (g) the Employee may waive the twenty-one (21) day review period by signing where indicated on the last page of this Agreement; and (h) the 21-day review period will not be affected or extended by any revisions which might be made to this Agreement.

9.   GENERAL.

     (a) PRIOR AGREEMENTS. This Agreement supersedes and replaces any prior written or oral agreements between the Company and the Employee relating to the subject matter covered hereby, including, without limitation, the Original Agreement.

     (b) GOVERNING LAW. The terms of this Agreement shall be governed by the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts. Any action brought to enforce this Agreement shall be brought in the courts of the Commonwealth of Massachusetts.

     (c) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to the assets or business of the Company.

     (d) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

     (e) SAVINGS CLAUSE. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     (f) COUNTERPARTS. This Agreement may be signed in counterparts, which when viewed together, will be deemed to be one instrument.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                   RSA Security Inc.



                                   By:   /s/ Vivian M. Vitale
                                         ---------------------------------------
                                         Vivian M. Vitale
                                         Senior Vice President, Human Resources




I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS ATTORNEYS WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.


ACCEPTED:

/s/ Thomas L. Schuster
--------------------------------------------
Thomas L. Schuster

Date: 2/14/02